EXHIBIT 10.18.2

                                SECOND AMENDMENT
                             TO BOWATER INCORPORATED
                           COMPENSATORY BENEFITS PLAN
                             AS AMENDED AND RESTATED
                            EFFECTIVE APRIL 30, 1991


         The Bowater Incorporated Compensatory Benefits Plan, as amended and restated effective April 30, 1991 (the "Plan"), is hereby further amended effective January 1, 1997, in the following respects:

         1. Paragraph 1 is amended by adding the following at the end thereof:

"The Plan shall consist of two separate plans, one that is maintained solely for the purpose of providing benefits for employees in excess of the limitations on contributions imposed by Section 415 of the Internal Revenue Code of 1986 (an "Excess Benefit Plan"), and one which is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (a "Top-Hat Plan")."

         2. Paragraph 3 is amended by adding the following at the end thereof:

"An Eligible Employee who is not a member of a select group of management or highly compensated employees, within the contemplation of the Employee Retirement Income Security Act of 1974 (as determined by the Plan
Administrator), shall be eligible to participate only in the portion of the Plan that is an 'Excess Benefit Plan,' and shall not be eligible to participate in the portion of the Plan that is a 'Top-Hat Plan.'"

         3. Paragraph 4(a) is amended to add the phrase "If the Eligible Employee participates in the portion of the Plan that is a Top-Hat Plan," at the beginning of clauses (i) and (iii). Such Paragraph is further amended by deleting clause (ii).

         4. Paragraph 4(b) is amended by deleting the reference to "Section 4.01(b) and replacing it with "Section 4.01 or 4.02."

         5. Paragraph 5(b) is amended by deleting the reference to "Investment Fund B" and replacing it with "the Bowater Stock Fund."

         6. Paragraph 5(c) is amended by deleting the phrase "other than an officer of the Company who is subject to the requirements of Section 16 under the Securities Exchange Act of 1934." Paragraph 5(c) is further amended by deleting the reference to "Investment Fund C" and replacing it with "the Fixed Income Fund."

         7. Paragraph 7(a) is amended by deleting the proviso and inserting a period after the phrase "ten years."



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         8. Paragraph 11 is amended to read as follows:

         "11. Plan Unfunded. The benefits payable under the Plan shall not be funded for purposes of the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act of 1974, but shall be payable out of the general funds of the Company or its Benefit Plan Grantor Trust, when and as benefits become payable."

         9. Paragraph 14 is amended to read as follows:

         "14. Governing Law. The Plan shall be interpreted and enforced in accordance with the laws of the State of Delaware."


         IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized officers this 2nd day of December, 1997.

                                BOWATER INCORPORATED


                                By:      /s/ Richard F. Frisch
                                    ---------------------------------------
                                   Name: Richard F. Frisch
                                   Title: Vice President - Human Resources
                                   Date signed: December 2, 1997


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